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                                                                  Exhibit 99.14B



                         Independent Auditors' Consent


To the Shareholders and Board of Directors of Smith Barney Contrarian Fund:

We consent to the incorporation by reference, of our report dated February 11, 2000 and to the references to our firm, with respect to the Smith Barney Contrarian Fund, under the headings "Representations and Warranties" and "Introduction" in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14 for Smith Barney Contrarian Fund.

                                                /s/ KPMG LLP
                                                KPMG LLP

New York, New York
March 30, 2000